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                                                                   Exhibit 1.1

                        2,725,500 Shares of Common Stock


                                 NET.B@NK, INC.


                             UNDERWRITING AGREEMENT


                                                              [_______], 1999


BEAR, STEARNS & CO. INC.
MORGAN KEEGAN & COMPANY, INC.
RAYMOND JAMES & ASSOCIATES, INC.
KELTON INTERNATIONAL LTD.
as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167
Ladies and Gentlemen:

         Net.B@nk, Inc., a corporation organized and existing under the laws of the State of Georgia (the "Company"), and Carolina First Bank, a bank organized under the laws of the State of South Carolina (the "Selling Shareholder"), propose, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,370,000 shares (the "Firm Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, the Company proposes to issue and sell to the Underwriters, at the option of the Underwriters, up to an additional 355,500 shares (the "Additional Shares") of Common Stock. Of the Firm Shares, 2,000,000 are being offered by the Company and 370,000 are being offered by the Selling Shareholder. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein collectively as the "Shares". The Shares are more fully described in the Registration Statement referred to below.

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Underwriters that:

               (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-3 (No. 333-[______]), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule


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430A or Rule 434 of the Rules and Regulations of the Commission under the Act
(the "Regulations"), is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the Regulations is herein called the "462(b) Registration Statement", and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, that is incorporated therein by reference and
(ii) any such document so filed. Neither the Commission nor the Blue Sky or securities authority of any jurisdiction has issued a stop order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus, the Prospectus, the Registration Statement or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement or suspending the registration or qualification of the Shares, nor, to the Company's knowledge, has any of such authorities instituted or threatened to institute any proceedings with respect to a stop order.

               (b) At the respective time of the effectiveness of the Registration Statement or any 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act is filed and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement, any 462(b) Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make



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the statements therein (i), in the case of the Registration Statement, not misleading and (ii), in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus and any preliminary prospectus delivered to the Underwriters for use in connection with the registration of the Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Bear, Stearns & Co. Inc. as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

               (c) Deloitte & Touche LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants, as required by the Act and the Regulations.

               (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other), stockholders' equity or results of operations of either the Company or its sole subsidiary Net.B@nk, a federally-chartered stock savings bank (the "Bank") (the effect of each such change or development being referred to herein as a "Material Adverse Effect", whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor the Bank has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company or the Bank, respectively, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

               (e) This Agreement and the transactions contemplated hereby have been duly and validly authorized by the Company, and this Agreement has been duly and validly executed and delivered by the Company.

               (f) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank, respectively, any agreement, instrument, franchise, license or permit to which either of the Company or the Bank is a party or by which any of the Company's or the Bank's respective properties or assets may be bound or (ii) violate or conflict with any provision of the charter or by-laws of the Company or the Bank, respectively, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over either of the Company or the Bank or any of



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their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over either of the Company or the Bank or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

               (g) All of the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Shareholder hereunder) are duly and validly authorized and issued, fully paid and nonassessable, and none of such shares was issued in violation of or is now subject to any preemptive or similar rights. The Shares to be issued and sold by the Company hereunder, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive or similar rights. The Company had, at [__________], 1999, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock, the Firm Shares and the Additional Shares, conform to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed in or specifically contemplated by the Registration Statement and the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. The outstanding stock options relating to the Common Stock have been duly authorized and validly issued and conform to the descriptions thereof contained in the Registration Statement and the Prospectus. Other than the Bank, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any ownership interest in any partnership, joint venture or other association. All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Act or were exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

               (h) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect on the Company and the Bank taken as a whole. The Company is duly registered under the Savings and Loan Holding Company Act ("SLHCA") and the Georgia Bank Holding Company Act ("GBHCA"). Neither the Company nor the Bank is subject to any current formal arrangement or memorandum of understanding with, or cease and desist order by, any banking or similar agency.

               (i) The Bank has been duly organized and is validly existing as a federally-chartered stock savings bank under the laws of the United States. The Bank is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business



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makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect on the Bank. The Bank is a member in good standing of the Federal Home Loan Bank of Atlanta (the "FHLB of Atlanta"), and the Bank's deposit accounts are insured by the Federal Deposit Insurance Corporation (the "FDIC") and no proceeding for the termination or revocation of such issuance is pending or threatened.

               (j) Each of the Company and the Bank has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its respective properties and conduct its respective business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. All of the outstanding shares of capital stock of the Bank are duly and validly issued, fully paid and nonassessable and are owned by the Company free and clear of any liens, mortgages, pledges, charges, security interests, claims, encumbrances or other defects in title whatsoever.

               (k) Neither the Company nor the Bank is in violation of its charter or by-laws, as the case may be, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, lease, joint venture or other agreement or instrument to which either of the Company or the Bank is a party or by which any of its respective properties may be bound, or in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court or governmental agency or body, the violation of which would have a Material Adverse Effect on the Company or the Bank.

               (l) Except as described in the Prospectus, there is no litigation or governmental proceeding to which either of the Company or the Bank is a party or to which any property of the Company or the Bank is subject or which is pending or, to the knowledge of the Company, contemplated against either the Company or the Bank.

               (m) Neither the Company nor the Bank has taken, nor will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

               (n) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The selected financial data and the summary financial information



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included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus. No other financial statements are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus other than those included therein.

               (o) Each of the Company and the Bank has filed all federal, state, local and foreign tax returns that are required to be filed and have paid all taxes shown thereon and all assessments received by either of them to the extent that such taxes have become due and are not being contested in good faith. Except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency that has been or might reasonably be expected to be asserted or threatened against the Company or the Bank.

               (p) Each of the Company and the Bank has good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or the Bank, respectively. Any real property and buildings held under lease by either of the Company or the Bank is held under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or the Bank, respectively.

               (q) Each of the Company and the Bank owns or possesses adequate patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property (collectively, "Intellectual Property") necessary to carry on the business it now operates, and neither the Company nor the Bank has received any notice or is otherwise aware of (i) any claim, action or demand of any person in the United States or elsewhere or any proceeding in the United States or elsewhere, pending or threatened, that (A) challenges the ownership interests of the Company or the Bank in any of the Intellectual Property or (B) alleges that any product or service of the Company or the Bank infringes or misappropriates the Intellectual Property rights of others, which claim, action, demand or proceeding (including, without limitation, infringement, misappropriation and unfair competition), if the subject of any unfavorable decision, ruling or finding, or invalidity or inadequacy could reasonably be expected to have, in the aggregate with all other such claims, actions, demands and proceedings, a Material Adverse Effect on the Company or the Bank, respectively or (ii) any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or the Bank.

               (r) No relationship, direct or indirect, exists between or among the Company or the Bank, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or the Bank, on the other hand, that is required by the Act to be described in the Registration Statement and the Prospectus that is not so described.



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               (s) The Common Stock currently outstanding is listed on the
Nasdaq SmallCap Market, and application has been made to list the Common Stock and the Shares on the Nasdaq National Market.

               (t) Except as described in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company as a result of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

               (u) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

               (v) There are no existing or, to the knowledge of the Company, threatened labor disputes with any employees of the Company or the Bank that are likely, in the aggregate, to have a Material Adverse Effect on either the Company or the Bank.

               (w) Each of the Company and the Bank (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals will not in the aggregate have a Material Adverse Effect on either the Company or the Bank.

               (x) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by either of the Company or the Bank for employees or former employees of the Company or the Bank, respectively, has been maintained in compliance with its respective terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended, (the "Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency", as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan, as determined using reasonable actuarial assumptions.

               (y) Each of the Company and the Bank maintains a system of internal accounting controls that, taken as a whole, are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit the preparation of financial statements in



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conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (z) Each of the Company and the Bank maintains insurance of the types and in the amounts generally deemed adequate for its respective business, including, without limitation, insurance covering real and personal property owned or leased by it against theft, damage, destruction, acts of vandalism and all other material risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor the Bank has any reason to believe that it will not be able to renew existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its respective business.

               (aa) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

               (bb) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date and the Additional Closing Date, if any, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (cc) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

               (dd) The Bank is a member in good standing of the FHLB of Atlanta, and the Bank's deposit accounts are insured by the FDIC to the fullest extent provided under applicable law. No proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company or the Bank, threatened.

               (ee) The Company will comply with Rule 463 of the Regulations.

         2. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDER. The Selling Shareholder represents and warrants to, and agrees with, the Underwriters and the Company that:

               (a) The Selling Shareholder is the lawful owner of the Shares to be sold by the Selling Shareholder pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.



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               (b) Upon delivery of and payment for such Shares pursuant to this
Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

               (c) The Selling Shareholder has, and on the Closing Date will have, full legal right, power and authority to enter into this Agreement and the Custody Agreement between the Selling Shareholder and [______________], as Custodian (the "Custody Agreement") and to sell, assign, transfer and deliver such Shares in the manner provided herein and therein, and this Agreement and the Custody Agreement have been duly authorized, executed and delivered by the Selling Shareholder and each of this Agreement and the Custody Agreement is a valid and binding agreement of the Selling Shareholder enforceable in accordance with its terms, except to the extent which rights to indemnity and contribution provided hereunder may be limited by applicable law.

               (d) The power of attorney signed by the Selling Shareholder appointing [___________] and [____________], or either one of them, as the Selling Shareholder's attorney-in-fact, to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement, the Prospectus and the Custody Agreement, has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and is a valid and binding instrument of the Selling Shareholder enforceable in accordance with its terms, and, pursuant to such power of attorney, the Selling Shareholder has authorized [___________] and [____________], or either one of them, to execute and deliver, except for this Agreement, any document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by the Selling Shareholder pursuant to this Agreement.

               (e) The Selling Shareholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, the Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

               (f) The execution, delivery and performance of this Agreement by the Selling Shareholder, compliance by the Selling Shareholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, state securities laws or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Selling Shareholder or any agreement, indenture or other instrument to which the Selling Shareholder is a party or by which the Selling Shareholder or property of the Selling Shareholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to the Selling Shareholder or property of the Selling Shareholder.

               (g) The Registration Statement does not, and will not on the Closing Date (or the Additional Closing Date, if any), contain any untrue statement of a material fact or omit to state



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any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (h) Neither the Selling Shareholder nor any of the Selling Shareholder's affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or had any other association with (within the meaning of Article I of the Bylaws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

               (i) At any time during the period described in Section 5(a)(ii) hereof, if there is any change in the information referred to in Section 2(g) above, the Selling Shareholder will immediately notify you of such change.

               (j) The Selling Shareholder has been duly organized and is validly existing as a federally-chartered stock savings bank under the laws of the United States.

               (k) To the best of the Selling Shareholder's knowledge, all of the Company's representations and warranties set forth in Section 1 above are true and correct.

         3. PURCHASE, SALE AND DELIVERY OF THE SHARES.

               (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Shareholder agree to issue and sell, as applicable, to the Underwriters the number of Firm Shares set forth opposite their respective names in Schedule II hereto, and the Underwriters, severally and not jointly, agree to purchase from the Company and the Selling Shareholder, at a purchase price per share of $[_______], the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto, plus any additional number of Shares which they may individually become obligated to purchase pursuant to the provisions of Section 10 hereof.

               (b) Payment of the purchase price for and delivery of the Firm Shares shall be made at the offices of [____________], or at such other place as shall be agreed upon by you, the Company and the Selling Shareholder, at [_____] A.M., [_________] time, on the third Business Day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 10 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third Business Day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the public offering price of the Shares), or such other time not later than ten Business Days after such date as shall be agreed upon by you, the Company and the Selling Shareholder (such time and date of payment and delivery being herein called the "Closing Date"). As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. Payment shall be made by wire transfer in same day funds against delivery to you at the offices of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167 for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full Business Days prior to the Closing Date. The Company and the Selling Shareholder shall permit you to examine and package such certificates for delivery at least one full Business Day prior to the Closing Date.

               (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to 355,500 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company and the Selling Shareholder for the Firm Shares as set forth in this Section 3, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, or from time to time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time herein referred to as the "Additional Closing Date"); PROVIDED, HOWEVER, that an Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full Business Day after the date on which the option shall have been exercised nor later than the eighth full Business Day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full Business Days prior to the Additional Closing Date. The Company shall permit you to examine and package such certificates for delivery at least one full Business Day prior to the Additional Closing Date.

         The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 10 hereof) bears to [__________], subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

         Payment of the purchase price for the Additional Shares shall be made to the Company by wire transfer in same day funds at the offices of [________], or at such other place as shall be agreed upon by you and the Company, against delivery to you at the offices of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167 for the respective accounts of the Underwriters of certificates for the Additional Shares to be purchased by them.

         4. OFFERING. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

         5. COVENANTS OF THE COMPANY; COVENANTS OF THE SELLING SHAREHOLDER.

               (a) The Company covenants and agrees with the Underwriters that:

                  (i) If the Registration Statement has not yet been declared effective, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

         The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement, any filing under Rule 462(b) of the Regulations, or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434 of the Regulations) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

                  (ii) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, or to file under the Exchange Act so as to comply therewith any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                  (iii) The Company will promptly deliver to you three signed copies of the Registration Statement, including exhibits and all documents incorporated by reference therein and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, without exhibits, as you may reasonably request.

                  (iv) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                  (v) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

                  (vi) During the period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Bear, Stearns & Co. Inc., directly or indirectly, issue, sell, offer or agree to sell, except pursuant to any stock option or incentive plan described in the Prospectus or the sale of Shares hereunder, grant any option for the sale of, pledge, make any short sale, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of or transfer, whether directly or synthetically, any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for Common Stock, except as provided in Section 3 of this Agreement, and the Company will obtain the undertaking of each of its officers and directors who is not a Selling Shareholder and such of its other shareholders as have been heretofore designated by you and listed in Schedule III attached hereto not to engage in any of the aforementioned transactions on their own behalf.

                  (vii) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (A) all reports to its shareholders and (B) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

                  (viii) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

                  (ix) The Company will use its best efforts to cause the Common Stock and the Shares to be quoted on the Nasdaq National Market and to maintain such quotation so long as any of the Common Stock or Shares are outstanding.

                  (x) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to
         Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

                  (xi) The Company is familiar with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner so as to ensure that the company was not and will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (xii) The Company will not take, prior to the termination of the underwriting syndicate contemplated by this Agreement, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

                  (xiii) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to or after the Closing Date or any Additional Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

               (b) The Selling Shareholder covenants and agrees with the Underwriters that:

                  (i) During the period of 365 days from the date of the Prospectus, the Seller Shareholder will not, without the prior written consent of Bear, Stearns & Co. Inc., directly or indirectly, issue, sell, offer or agree to sell, except pursuant to any stock option or incentive plan described in the Prospectus or the sale of Shares hereunder, grant any option for the sale of, pledge, make any short sale, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of or transfer, whether directly or synthetically, any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for Common Stock, except as provided in Section 3 of this Agreement.

                  (ii) The Selling Shareholder will not take, prior to the termination of the underwriting syndicate contemplated by this Agreement, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

         6. PAYMENT OF EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the

Selling Shareholder hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement and the Master Agreement among Underwriters and the Master Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing any preliminary or final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the Nasdaq National Market, (v) filing fees of the Commission and the NASD, (vi) the cost of printing certificates representing the Shares, (vii) the cost and charges of any transfer agent or registrar, (viii) the fees and disbursement of the Company's accountants and the fees and expenses of counsel for the Company and the Selling Shareholder, (ix) all miscellaneous expenses referred to in Part II of the Registration Statement,
(x) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Shares reasonably determined by the Underwriters to be necessary or desirable to effect the sale of the Shares to the public and (xi) all other costs and expenses incident to the performance of the Company's and the Selling Shareholder's obligations hereunder (including costs incurred in closing the purchase of the Additional Shares, if any) that are not otherwise specifically provided for in this section

         7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 7, "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Morrison & Foerster LLP ("Underwriters' Counsel") pursuant to this
Section 7 of any misstatement or omission, to the performance by the Company and the Selling Shareholder of their respective obligations hereunder, and to the following additional conditions:

               (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and all necessary approvals of the Nasdaq National Market shall have been received not later than, if pricing pursuant to Rule 430A, 5:30 P.M., New York City time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a)(i) hereof; and at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

               (b) All the representations and warranties of the Selling Shareholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date, and you shall have received a certificate to such effect, dated the Closing Date, from the Selling Shareholder.

               (c) At the Closing Date, you shall have received the opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel for the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                  (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect on the Company and the Bank taken as a whole. The Company is duly registered under [THE SLHCA AND] the GBHCA. Neither the Company nor the Bank is subject to any current formal arrangement or memorandum of understanding with, or cease and desist order by, any banking or similar agency.

                  (ii) The Bank has been duly organized and is validly existing as a federally-chartered stock savings bank under the laws of the United States. The Bank is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect on the Bank. The Bank is a member in good standing of the FHLB of Atlanta, and the Bank's deposit accounts are insured by the FDIC and, to such counsel's knowledge, no proceeding for the termination or revocation of such insurance is pending or threatened.

                  (iii) Each of the Company and the Bank has all requisite corporate authority to own, lease and license its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. All of the outstanding shares of capital stock of the Bank have been duly and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever, and none of such shares was issued in violation of or is now subject to any preemptive or similar rights.

                  (iv) The Company had, at [__________], 1999, authorized capital stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Shareholder) are duly and validly authorized and issued, are fully paid and nonassessable, and none of such shares was issued in violation of or is now subject to any preemptive or similar rights. The Shares have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or be subject to any preemptive or similar rights. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus. Other than the Bank, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or any ownership interest in any partnership, joint venture or other association. All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Act or were exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws, provided, however, that such counsel need not express any option with respect to the registration or availability of an exemption under applicable state securities or Blue Sky laws for shares of Common stock issued pursuant to an underwritten public offering.

                  (v) The Common Stock currently outstanding is listed, and the Shares to be sold under this Agreement to the Underwriters are duly authorized for listing, on the Nasdaq National Market.

                  (vi) This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company.

                  (vii) There is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or, to the best of such counsel's knowledge, threatened against, or involving the respective properties or businesses of, the Company or the Bank which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

                  (viii) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either of the Company or the Bank pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which either of the Company or the Bank is a party or by which any of such persons or its respective properties or assets may be bound or (B) violate or conflict with any provision of the charter or by-laws of either of the Company or the Bank, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over either of the Company or the Bank or any of its respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over either of the Company or the Bank, or any of its respective properties or assets, is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares, except
         (1) such consents,
         approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

                  (ix) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

                  (x) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations. The documents filed under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus or any amendment thereof or supplement thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

                  (xi) The Registration Statement is effective under the Act, all filings required by Rule 424(b) of the Regulations have been made and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof or supplement thereto has been issued and no proceedings therefor have been initiated or threatened by the Commission.

                  (xii) Except as disclosed in or specifically contemplated by the Registration Statement and the Prospectus, to such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. The outstanding stock options relating to the Common Stock have been duly authorized and validly issued and conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                  (xiii) The statements in the Registration Statement and the Prospectus under the captions "The Company", "Business-- the Net.B@nk Solution, -- Lending and

         Investment Activities Security, --Supervision and Regulation, --Legal Proceedings", "Management", "Relationship with Carolina First Corporation", "Description of Capital Stock", "Legal Matters" and in
         Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the terms of the Shares, legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such terms, legal matters, documents or proceedings.

                  (xiv) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the certificate of incorporation and by-laws of the Company and the requirements of the Nasdaq National Market.

                  (xv) Each of the Company and the Bank has good and marketable title in fee simple to all items of personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Registration Statement or the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or the Bank, respectively. Any real property and buildings held under lease by either of the Company or the Bank is held under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or the Bank, respectively.

                  (xvi) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown and there are no contracts, leases or other documents known to such counsel of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

                  (xvii) Except as described in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company as a result of the filing of the Registration Statement or the Prospectus or otherwise in connection with the sale of the Shares contemplated hereby.

         In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and that no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).

               (d) At the Closing Date, you shall have received the opinion of Wyche, Burgess, Freeman & Parham,P.A., counsel for the Selling Shareholder, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                  (i) The Selling Shareholder has full legal right, power and authority, and any approval required by law (other than any approval imposed by the applicable state securities and Blue Sky laws), to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder in the manner provided in this Agreement and the Custody Agreement.

                  (ii) The Selling Shareholder has good and clear title to the certificates for the Shares to be sold by the Selling Shareholder, and upon delivery thereof pursuant hereto and payment therefor, good and clear title will pass to the Underwriters, severally, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                  (iii) This Agreement has been duly and validly authorized, executed and delivered by the Selling Shareholder and is a valid and binding agreement of the Selling Shareholder.

                  (iv) The Custody Agreement has been duly authorized, executed and delivered by the Selling Shareholder and is a valid and binding agreement of the Selling Shareholder enforceable in accordance with its terms.

                  (v) The power of attorney signed by the Selling Shareholder appointing [__________] and [_________], or either of them, as the Selling Shareholder's attorney-in-fact, to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement, has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and is the valid and binding instrument of the Selling Shareholder enforceable in accordance with its terms, and pursuant to such power of attorney, the Selling Shareholder has authorized [___________] and [_________], or either of them, to execute and deliver on the Selling Shareholder's behalf this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by the Selling Shareholder pursuant to this Agreement.

                  (vi) The Selling Shareholder has been duly organized and is validly existing as a federally-chartered stock savings bank under the laws of the United States.

                  (vii) The execution, delivery and performance of this Agreement by the Selling Shareholder, compliance by the Selling Shareholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, state securities laws or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Selling Shareholder or any agreement, indenture or other instrument to which the Selling Shareholder is a party or by which the Selling Shareholder or property of the Selling Shareholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to the Selling Shareholder or property of the Selling Shareholder.

         In rendering each of such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the Bank, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

               (e) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as hereby contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company and the Selling Shareholder shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (f) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) the condition set forth in subsection
(a) of this Section 7 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in
Section 1 hereof are accurate, (iii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and the Bank have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any prospective material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and the Bank taken as a whole, except in each case as described in or contemplated by the Prospectus.

               (g) At the time this Agreement is executed and at the Closing Date, you shall have received a letter from Deloitte & Touche LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, stating that they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them and that they have performed a review of the unaudited interim financial information of the Company for the nine-month period ended September 30, 1998, and as at September 30, 1998, in accordance with Statements on Auditing Standards No. 71 and stating in effect that:

                  (i) in their opinion, the audited financial statements and schedules of the Company included in and incorporated by reference in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the applicable published rules and regulations of the Commission thereunder;

                  (ii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and the Bank, their limited review (in accordance with standards established under Statement of Accounting Standards No. 71) of the unaudited financial information for the nine-month period ended September 30, 1998 (and as at September 30, 1998), carrying out certain procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of meetings and consents of the shareholders and boards of directors of the Company and the Bank and the committees of such boards subsequent to December 31, 1997, inquiries of officers and other employees of the Company and the Bank who have responsibility for financial and accounting matters of the Company and the Bank with respect to transactions and events subsequent to December 31, 1997 to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with GAAP, except to the extent certain footnote disclosures have been omitted in accordance with applicable rules of the Commission under the Exchange Act, applied on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to September 30, 1998, there was, as of the date of the most recent available monthly consolidated financial statements of the Company and the Bank, and as of a specified date not more than five days prior to the date of such letter, any increase in deposits of the Company or any decrease in total assets or shareholders' equity of the Company, in each case as compared with the amounts shown in the September 30, 1998 balance sheet incorporated by reference in the Registration Statement and the Prospectus, except for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or
         (C) that during the period from October 1, 1998 to the date of the most recent available monthly consolidated financial statements of the Company and the Bank, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in net interest income, non-interest income or net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and

                  (iii) they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings and other financial information pertaining to the Company and its subsidiary set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting and financial records of the Company and the Bank or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

               (h) Prior to the Closing Date, the Company and the Selling Shareholder shall have furnished to you such further information, certificates and documents as you may reasonably request.

               (i) You shall have received from each person who is a director or officer of the Company and such shareholders as have been heretofore designated by you and listed in Schedule III hereto, an agreement to the effect that such person will not, without the prior written consent of Bear, Stearns & Co. Inc., directly or indirectly, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for Common Stock (or securities which are convertible into, exercisable for or exchangeable for Common Stock) for a period of 180 days after the date of the Prospectus.

               (j) At the Closing Date, the Common Stock and the Shares shall have been approved for listing on the Nasdaq National Market.

               (k) The Bank shall have guaranteed the obligations of the Company under this agreement, in such form that is reasonably satisfactory to you.

         If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 7 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you on, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you on, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone, facsimile, telex or telegraph, confirmed in writing.

         8. INDEMNIFICATION.

               (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which it may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Bear, Stearns & Co. Inc. expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

               (b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which it may become subject (i) as a result of or based upon any breach of any warranty or covenant of the Selling Shareholder herein contained or (ii) under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that with regard to liability under clause (ii) of this Section, the Selling Shareholder shall only be liable to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Bear, Stearns & Co. Inc. expressly for use therein; PROVIDED, FURTHER, HOWEVER, that the Selling Shareholder shall be liable hereunder in any case only to the extent of the total net proceeds from the Underwriters for the Shares sold by the Selling Shareholder. This indemnity agreement will be in addition to any liability which the Selling Shareholder may otherwise have, including under this Agreement.

               (c) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, the Selling Shareholder and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Bear, Stearns & Co Inc. expressly for use therein; PROVIDED, HOWEVER, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Shares and in the [______] paragraph[s]] under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

               (d) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may otherwise have under this Section 8). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

         9. CONTRIBUTION.

               (a) In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Selling Shareholder and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting, in the case of losses, claims, damages, liabilities and expenses suffered by the Company or the Selling Shareholder, any contribution received by the Company or the Selling Shareholder from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and the Selling Shareholder and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand from the offering of the Shares or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Shareholder and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the

Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 9 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld. Each of the Company and the Selling Shareholder hereby designates CT Corporation, whose address is 1633 Broadway, New York, New York, as its authorized agent, upon which process may be served in any action, suit or proceeding which may be instituted in any state or federal court in the State of New York by any Underwriter or person controlling an Underwriter asserting a claim for indemnification or contribution under or pursuant to Section 8 hereof or this Section 9, and each of the Company and the Selling Shareholder shall accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue together with any right to trial by jury. A copy of any such process shall be sent or given to the Company or the Selling Shareholder at the address for notices specified in Section 13 hereof.

               (b) The obligations of the Company under Sections 8 and 9 herein shall be in addition to any liability which the Company may otherwise have.

         10. DEFAULT BY AN UNDERWRITER.

               (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the total number of Firm

Shares or Additional Shares, as the case may be, the Firm Shares or Additional Shares to which such default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

               (b) In the event that such default relates to more than 10% of the total number of Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Firm Shares or Additional Shares to which such default relates on the terms contained herein. In the event that within five calendar days after such default you do not arrange for the purchase of the Firm Shares or Additional Shares to which such default relates as provided in this Section 10, this Agreement or, in the case of a default with respect to Additional Shares, the obligations of the Underwriters to purchase, and of the Company to sell, the Additional Shares shall thereupon terminate without liability on the part of the Company, the Selling Shareholder (except, in each case, as provided in Section 6, 8(a) and 9 hereof) or the Underwriters with respect thereto, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company and the Selling Shareholder for damages occasioned by its or their default hereunder.

               (c) In the event that the Firm Shares or Additional Shares to which such default relates are to be purchased by the non-defaulting Underwriters or are to be purchased by another party or parties as aforesaid, either you on the one hand or the Company and the Selling Shareholder on the other hand shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares or Additional Shares, as the case may be.

         11. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Underwriters, the Company and the Selling Shareholder contained in this Agreement, including the agreements contained in Section 6 hereof, the indemnity agreements contained in Section 8 hereof and the contribution agreements contained in Section 9 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, by or on behalf of the Company, any of its officers and directors or any controlling person thereof or by or on behalf of any of the Selling Shareholder, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and Section 2 hereof and the agreements contained in Sections 6, 8, 9 and 12(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 10 or 12 hereof.

         12. EFFECTIVE DATE OF AGREEMENT; TERMINATION.

               (a) This Agreement shall become effective upon the later of (i) such time as you and the Company shall have received notification of the effectiveness of the Registration Statement and (ii) the execution of this Agreement. If either the public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York City time, on the fifth full Business Day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 12 and of Sections 1, 2, 6, 8 and 9 hereof shall at all times be in full force and effect.

               (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general, (ii) if trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market by the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market or by order of the Commission or any other governmental authority having jurisdiction, (iii) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares has become effective, (iv) if any downgrading in the rating of the Company's debt securities or preferred stock by any "nationally recognized statistical rating-organization" (as defined for purposes of Rule 436(g) under the Act has occurred or (v) (A) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or
(B) if there has been a change in political, financial or economic conditions and the effect of any such event in (A) or (B), in your judgment, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

               (c) Any notice of termination pursuant to this Section 12 shall be by telephone, facsimile, telex or telegraph, confirmed in writing by letter.

               (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 12(a) hereof or (ii) Section 10(b) or 12(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Shareholder to perform any agreement herein or comply with any provision hereof, the Company and the Selling Shareholder, jointly and severally, agree to reimburse the Underwriters, subject to demand by you, for all out-of-pocket expenses (including the fees and expenses of their counsel) incurred by the Underwriters in connection herewith.

         13. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed or delivered, or sent by facsimile, telex or telegraph and confirmed in writing by letter, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention:
[__________], Facsimile No. 212-[__________]; if sent to the Company, shall be mailed or delivered, or sent by facsimile, telex or telegraph and confirmed in writing by letter, to the Company, 950 Northpoint Parkway, Suite 350, Alpharetta, Georgia 30005, Attention: [__________], Facsimile No. 818-[__________]; and if sent to the Selling Shareholder, shall be mailed or delivered, or sent by facsimile, telex or telegraph and confirmed in writing by letter, to [Attorney-in-Fact] [address of Attorney-in-Fact], Facsimile No. [__________].

         14. AGREEMENTS OF THE SELLING SHAREHOLDER. The Selling Shareholder severally covenants and agrees with the Underwriters and the Company:

               (a) To pay or to cause to be paid all transfer taxes with respect to the Shares to be sold by the Selling Shareholder; and

               (b) To take all reasonable actions in cooperation with the Company and the Underwriters to cause the Registration Statement to become effective at the earliest possible time, to do and perform all things to be done and performed under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

         15. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the Selling Shareholder and the controlling persons, directors, officers, employees and agents referred to in Sections 8 and 9 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision contained herein. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

         16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

         17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         If the foregoing correctly sets forth the understanding between you, the Company and the Selling Shareholder, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                Very truly yours,

                                NET.B@NK, INC.


                                By:
                                      Name:
                                     Title:


                                CAROLINA FIRST CORPORATION


                                By:
                                    Attorney-in-Fact

Accepted as of the date first above written:

BEAR, STEARNS & CO. INC.
MORGAN KEEGAN & COMPANY, INC.
RAYMOND JAMES & ASSOCIATES, INC.
KELTON INTERNATIONAL LTD.



By: Bear, Stearns & Co. Inc.


By:
       Name:
       Title:

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                   SCHEDULE I




                                                                                      Number of Firm
NAME OF UNDERWRITER                                                               SHARES TO BE PURCHASED
-------------------                                                               ----------------------
Bear, Stearns & Co. Inc................................................       [_________]
Morgan Keegan & Company, Inc...........................................       [_________]
Raymond James & Associates, Inc........................................       [_________]
Kelton International Ltd...............................................       [_________]
                                                                              ----------
                           Total                                              [__________]


                                   SCHEDULE II


                                                                          Number of Firm
NAME                                                                     SHARES TO BE SOLD
Company................................................................       [_________]
Carolina First Bank....................................................       [_________]
                                                                              ----------
                           Total                                              [__________]


                                  SCHEDULE III



                   [Names of shareholders subject to lock-up]

                                LOCK-UP AGREEMENT

BEAR, STEARNS & CO. INC.
MORGAN KEEGAN & COMPANY, INC.
RAYMOND JAMES & ASSOCIATES, INC.
KELTON INTERNATIONAL LTD.
As Representatives
of the several Underwriters
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Ladies and Gentlemen:

                  In consideration of the agreement of the several Underwriters, for which Bear, Stearns & Co. Inc., Morgan Keegan & Company, Inc., Raymond James & Associates, Inc., and Kelton International Ltd. intend to act as Representatives to underwrite a proposed public offering (the "Offering") of Common Stock, par value $.01 per share (the "Common Stock"), of Net.B@nk, Inc., a corporation organized and existing under the laws of the State of Georgia (the "Company"), as contemplated by a registration statement filed with the Securities and Exchange Commission on Form S-3 (No. 333-[_____]) (the "Registration Statement"), the undersigned hereby agrees that the undersigned will not, directly or indirectly, during a period of 180 days from the date of the final prospectus for the Offering, without the prior written consent of Bear, Stearns & Co. Inc., issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of, any shares of Common Stock (or securities convertible into, exercisable for or exchangeable for Common Stock) of the Company or of any of its subsidiaries. The foregoing sentence shall not apply to (A) the issuance of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, (B) transfers of shares of Common Stock to immediate family members or trusts for the benefit of such family members, provided such transferee enters into a similar lock-up agreement or (C) shares of Common Stock issued in connection with a merger, recapitalization or consolidation of the Company.


                                       Very truly yours,


                                               By:
                                                  --------------------

                                       Print Name:
                                                  --------------------

                                             Date:
                                                  --------------------